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                                                                Exhibit 10.46


                         MICHAEL ANTHONY JEWELERS, INC.

                             NOTE PURCHASE AGREEMENT

                                                      Dated as of May 1, 1992

TO THE PURCHASERS NAMED IN APPENDIX I HERETO:

         The undersigned, Michael Anthony Jewelers, Inc., a Delaware corporation (the "Company"), hereby confirms its agreements with the parties listed in Appendix I hereto (the "Purchasers") as follows:

         1. Purchase and Sale of Notes.

                  (a) The Notes. Subject to the terms and conditions herein, the Company will sell to each of the Purchasers on such date on or prior to June 10, 1992 as may be mutually agreed upon with the Purchasers (the date of sale being herein called the "Closing Date"), and each of the Purchasers will purchase from the Company on the Closing Date, at 100% of the principal amount thereof, a promissory note of the Company (which, together with any note or notes issued in substitution therefor, are herein collectively called the "Notes" and individually a "Note"), dated the Closing Date, in the principal amount specified in Appendix II hereto and having terms as described herein. The Notes shall be subject to prepayment as provided in paragraph 2 hereof, shall in all respects be subject to the terms of this Agreement and shall be substantially in the form of Exhibit A hereto.

                  (b) Interest Rate. The Notes shall bear interest at the rate of 8.61% per annum (provided that solely for the purpose of determining the portion of annual interest allocable to any interest payment period, it shall be assumed that a year is comprised of 360 days and 12 30-day months) from the date of the Notes.

                  (c) Payment Terms. Interest on the Notes shall be payable quarterly on February 15, May 15, August 15 and November 15 in each year commencing August 15, 1992 and continuing until payment in full of the Notes. Principal shall be payable in eight consecutive annual installments in the aggregate amount of $1,111,111.11 commencing May 15, 1994 with a final installment in the aggregate amount of $1,111,111.12

                  (d) Security. The Notes shall be secured by a security interest, subject to no prior security interests except as permitted by paragraph 5(i) hereof, in all inventory of the Company, all of the accounts receivable and other rights to payment and all machinery and equipment of the Company, whether now owned or hereafter acquired, pursuant to a security agreement (herein called the "Security Agreement") in form and substance mutually satisfactory to the Company and the Purchasers.




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                  (e) Manner of Payment. The Purchasers will pay the purchase price of the notes by wire transfer of immediately available Federal funds to such account as shall be specified by the Company, against delivery to the Purchasers of the Notes.

                  (f) Default Rate. If all or any portion of the principal amount of or interest on any Note shall not be paid on or before the fifteenth day after the date on which such payment was due, such principal (and, if so permitted by law, such interest) shall bear interest at a rate equal to the lower of 10.61% per annum (computed on the basis of a 360-day year comprised of twelve 30-day months) or the highest rate permitted by law from the date of non-payment until paid in full.

                  (g) Purchases to be Several. The obligations of the Purchasers to purchase the Notes shall be separate and several, but the purchase of each Note by the respective Purchaser shall be a condition concurrent to the obligations of the Purchasers to purchase, and the obligations of the Company to sell, each other Note.

                  (h) Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a Saturday, Sunday or holiday for banks under the laws of the State of Minnesota, such payment may be made on the next succeeding business day, and such extension of time in such case shall be included in the computation of the payment of interest on the Notes.

         2. Voluntary PrePayments of the Notes.

                  (a) Optional Prepayment. Subject to the conditions set forth in this paragraph, the Company may, at its option, on any interest payment date, prepay the Notes in whole or in part (but if in part only in the amount of $100,000 or integral multiples thereof), upon 30 days' prior written notice to the holders of the Notes, at a premium equal to the excess of (i) the then present value, discounted at the Formula Yield Percentage (as defined in paragraph 12 hereof), of all installments of principal and interest which are avoided by the prepayment, over (ii) the principal amount then being prepaid. In no event shall the premium be less than zero.

                  (b) Restrictions on Partial Payments. No partial prepayment shall be made pursuant to paragraph 2(a) unless immediately prior to the time of such partial prepayment the Company and its Subsidiaries, as hereinafter defined, on a consolidated basis shall (i) have on hand to make the partial prepayment excess or surplus funds not required in the conduct of their business in an amount at least equal to the amount of the partial prepayment, (ii) giving effect to such partial prepayment, have outstanding no indebtedness other than indebtedness permitted by this Agreement, and (iii) have delivered to the holders of the Notes a certificate signed by the president or chief financial officer of the Company to both such effects and to the effect that the partial prepayment will not reduce the working capital of the Company and its Subsidiaries, on a consolidated basis, below an amount which is considered adequate by the officers of the Company for the safe conduct of the business of the Company and its Subsidiaries.



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                  (c) Manner of Effecting Payment. In the event the Company
shall give notice of any prepayment in accordance with Paragraph 2(a) above, such notice shall specify the principal amount of the Notes to be prepaid and the date of the proposed prepayment, and shall include a calculation of the premium, if any, payable in connection with such prepayment, and thereupon such principal amount, together with accrued and unpaid interest thereon to the prepayment date and together with the applicable premium, if any, shall become due and payable on the prepayment date. In the event any prepayment shall be less than the entire unpaid principal amount of the Notes, the amount of such prepayment shall be applied pro rata on all Notes on the last maturing required installment or installments of principal in inverse order of their maturity.

         3. Representations and Warranties. Reference is made to paragraph 12 hereof for definitions of certain capitalized terms used in this paragraph 3. The Company represents and warrants to the Purchasers as follows:

                  (a) Corporate Organization. The Company and its Subsidiaries are corporations organized and existing and in good standing under the laws of the respective states of their incorporation, and are duly qualified to do business and are in good standing under the laws of each jurisdiction where the nature of the business done or property owned require such qualification except where failure to so qualify would not, individually or in the aggregate, have a material adverse effect upon the Company or any of its Subsidiaries. The Company is organized under the laws of the State of Delaware.

Except as set forth on Exhibit B hereto, the Company does not own, directly or indirectly, more than 1% of the total outstanding capital stock of any class of any other corporation.

                  (b) No Prohibition. There is no provision in the Certificate of Incorporation of the Company or its Subsidiaries, or in their Bylaws or, except for provisions compliance with which shall have been waived or consented to on or prior to the Closing Date, in any indenture, contract or agreement to which the Company or any Subsidiary is a party or by which any of them is bound, which prohibits the execution and delivery by the Company of this Agreement, the Security Agreement or the Notes or the performance or observance by the Company of any of the terms or conditions of this Agreement, the Security Agreement or the Notes.

                  (c) Due Authorization. The execution and delivery of this Agreement, the Security Agreement and the Notes have been duly authorized by all necessary corporate action of the Company.

                  (d) Legal Proceedings. Except as provided on Exhibit C hereto, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any subsidiary or any property of the Company or any Subsidiary in any court or before any federal, state, municipal or other governmental agency which, if decided adversely to the Company or any Subsidiary, would have a materially adverse effect upon the Company or any Subsidiary or upon the business or properties of the Company or any Subsidiary; and neither the Company nor any Subsidiary is in default with respect to any order of any court or governmental agency.


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                 (e) Financial Statements. The Company has furnished to the
Purchasers a consolidated balance sheet, statement of income and retained earnings and statement of changes in financial position of the Company and its Subsidiaries for the fiscal year ended on June 30 in each of the years 1987 through 1991, inclusive, certified by KPMG Peat Marwick or its predecessors (for fiscal years 1987 and 1988) or Deloitte & Touche (for fiscal years 1989, 1990 and 1991), independent certified public accountants, and a consolidated unaudited balance sheet and statement of income and retained earnings of the Company and its Subsidiaries for the nine months ended March 31, 1992. Said financial statements fairly present the financial condition of the Company and its Subsidiaries at the dates thereof and the results of operations of the Company and its Subsidiaries for the periods indicated, all in conformity with generally accepted accounting principles consistently followed through the periods involved. There have been no material adverse changes in the condition, financial or otherwise, of the Company or its Subsidiaries since the latest balance sheet referred to.

                 (f) Title to Assets. The Company and its Subsidiaries have good and marketable title to, or in the case of leased property, a valid, binding and enforceable leasehold interest in, all real estate, personal property, equipment, processes, patents, copyrights, trademarks, franchises, licenses and other property and assets necessary or useful to, or used in connection with, their trades or businesses, including (excepting as they have been affected by transactions in the ordinary course of business) the properties and assets reflected in the most recent balance sheet referred to in subparagraph (e) above. All of the assets of the Company and its Subsidiaries are free and clear of all mortgages, liens, pledges, charges and encumbrances (other than liens permitted by paragraph 5(i) hereof).

                 (g) Securities Matters. Neither the Company nor any Subsidiary nor any agent acting on the behalf of the Company or any Subsidiary has offered the Notes, or any part thereof, or any similar obligation for sale to, or solicited any offers to buy the Notes, or any part thereof, or any similar obligation from, any person or persons so as to bring the issue or sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended, and neither the Company nor any Subsidiary will sell or offer for sale any note or any similar obligation of the Company to, or solicit any offer to buy any similar obligation of the Company from, any person or persons so as to bring the issue or sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

                 (h) Licenses and Permits. The Company and each Subsidiary have procured and are now in possession of all licenses and permits required by federal, state or local laws for the operation of the business of the Company and its Subsidiaries in each jurisdiction wherein the Company or any Subsidiary is now conducting business, except in such cases, if any, where the failure to obtain such licenses and permits would not have material adverse effect on the Company or any Subsidiary.

                 (i) No Defaults in Indebtedness. Neither the Company nor any Subsidiary is in default in the payment of the principal of or interest on any indebtedness for borrowed money and is not in default under any instrument or agreement under and subject to which any indebtedness


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for borrowed money has been issued, and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

                 (j) Tax Returns. The Company and each Subsidiary have filed all federal and state income tax returns which, to the knowledge of the officers of the Company, are required to be filed, and have paid all taxes shown on said returns and all assessments received by them to the extent that they have become due. The federal income tax returns of the Company have been finally determined by the Internal Revenue Service to be satisfactory or have been closed by the applicable statute of limitations for all years prior to and including the fiscal year ended June 30, 1988. No claims have been asserted against the Company or any Subsidiary in respect of federal income tax returns for any subsequent year.

                 (k) No Margin Stock. Neither the Company nor any Subsidiary owns any Margin Stock and none of the proceeds received by the Company from the sale of the Notes will be used for the purpose of purchasing or carrying Margin Stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase Margin Stock or for any other purpose not permitted by Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System, as amended from time to time.

                 (l) ERISA Matters. Each qualified retirement plan of the Company and its Subsidiaries in which any employees of the Company or its Subsidiaries participate that is subject to any provisions of ERISA is being administered in accordance with the documents and instruments governing such plans, and such documents and instruments are consistent with those provisions of ERISA which have become effective and operative with respect to such plans as of the date of this Agreement. No such plan has incurred any material accumulated funding deficiency within the meaning of ERISA and neither the Company nor any of its Subsidiaries has incurred any material liability to the Pension Benefit Guaranty Corporation in connection with any such plan.

                 (m) Brokers and Finders. The Company has not engaged any broker or finder in connection with the transaction contemplated by this Agreement other than Washington Square Capital Markets, Inc.

         4. Affirmative Covenants. Reference is made to paragraph 12 hereof for definitions of certain capitalized terms used in this paragraph 4. The Company covenants and agrees that, so long as any amount shall remain unpaid on the Notes, it will:

                 (a) Payment. Duly and punctually pay or cause to be paid the principal of and interest on the Notes and will duly and punctually perform or cause to be performed all things on its part or on the part of any Subsidiary to be done or performed under this Agreement or the Security Agreement.

                 (b) Maintenance of Books and Records. At all times keep and cause each Subsidiary to keep proper books of record and account in which full, true and correct entries will


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be made of its transactions in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

                 (c) Inspection of Books and Records. At all reasonable times during normal business hours upon reasonable notice, permit and cause each Subsidiary to permit the holders of the Notes and their representatives to inspect its books and records and to make extracts therefrom and to inspect its properties and operations; it being understood that until the occurrence of an Event of Default hereunder or an event which with the passage of time or giving of notice, or both, would constitute such an Event of Default, the holders of the Notes shall make any such inspection at their own expense.

                 (d) Financial Information. From time to time furnish and cause each Subsidiary to furnish the holders of the Notes with such information and statements as the holders of the Notes may reasonably request concerning performance by it of the covenants and agreements contained in this Agreement or the Security Agreement, and with copies of all financial statements and reports that it shall send or make available to its stockholders or to other creditors, and with copies of all operating budgets which may be prepared with respect to the Company or any of its Subsidiaries. In the event that written notice of the occurrence of an Event of Default shall have been given to the Company, and the Company shall have notified the holders of the Notes that such Event of Default has been corrected, the Company shall, upon request of the holders of the Notes, which request may be made upon any reasonable basis, for the purpose of showing that such Event of Default has been corrected, furnish to the holders of the Notes a signed copy of an audit report (or, if such matter can be covered in a special audit report, a special audit report) prepared and certified by an independent certified public accountant selected by the Company and satisfactory to the holders of the Notes, which report shall confirm that such Event of Default has been corrected and shall include such other matters as the holders of the Notes may reasonably request. All expenses incurred in connection with such report shall be borne by the Company. Nothing in this paragraph 4(d), however, shall diminish, defer, postpone or otherwise limit the right of the holders of the Notes to take any action permitted by paragraph 7 hereof.

                 (e) Quarterly Financial Statements. Furnish to the holders of the Notes, within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Company, and within 90 days after the close of the fourth quarterly accounting period in each fiscal year of the Company, balance sheets, statements of income and stockholders' equity and statements of cash flow reflecting the consolidated and consolidating financial condition of the Company and its Subsidiaries at the end of each such quarterly period and the consolidated and consolidating results of operations during such period, all in reasonable detail, and setting forth comparable figures for the same accounting period in the preceding fiscal year.

                 (f) Annual Financial Statements. Furnish to the holders of the Notes, as soon as available, but in any event within 90 days after the close of each fiscal year of the Company, duplicate signed copies of an audit report prepared and certified (without qualification as to the scope of the audit) by Deloitte & Touche or another firm of independent certified public accountants selected by the Company and reasonably satisfactory to the holders of the Notes, which report shall include a consolidated balance sheet of the Company and its Subsidiaries as at


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the end of such year and consolidated statements of income, stockholders' equity and cash flow of the Company and its Subsidiaries reflecting the operations during said year, all in reasonable detail and setting forth comparable figures for the preceding fiscal year, which report shall be accompanied by a statement by such accounting firm certifying that in making the examination upon which such report was based, no information came to its attention which to its knowledge constituted a default under this Agreement or specifying any such default.

                 (g) Financial Certification. At the time of the delivery to the holders of the Notes of the reports referred to in paragraphs 4(e) and 4(f) hereof, deliver to the holders of the Notes a certificate signed by its chief financial officer, certifying that such officer has reviewed the provisions of this Agreement and stating, in such officer's opinion, if such be the fact, that the Company and its Subsidiaries have not been and are not in default as to any of the provisions contained in this Agreement, or, in the event the Company or any Subsidiary is or was in default, setting forth the details of such default. Such certificate shall set forth the computations upon which such officer based the conclusion that the Company and its Subsidiaries are and have been in compliance with paragraphs 4(0), (p) and (q) and 5(a), (b), (c), (e), (i) and
(j) hereof, to the extent computations are necessary to establish compliance with such paragraphs.

                 (h) Copies of Reports. Furnish to the holders of the Notes, promptly after the receipt thereof by the Company, copies of all management letters or similar documents submitted to the Company by independent certified public accountants in connection with each annual and any interim audit of the accounts of the Company or of the Company and any of its Subsidiaries.

                 (i) Copies of Regulatory Reports. Furnish the holders of the Notes copies of any and all reports filed by the Company with the Securities and Exchange Commission or any other regulatory agency, other than routine reports filed with respect to employee benefit Plans (except those annual reports with respect to each such plan requested by the holders of the Notes in writing as permitted by paragraph 4(v) hereof).

                 (j) Corporate Existence. Maintain and cause each Subsidiary to maintain its corporate existence in good standing (except that the corporate existence of any Subsidiary may be terminated pursuant to a merger or consolidation permitted under paragraph 5(f) of this Agreement) and comply with all applicable laws and regulations of the United States and of each state thereof and of each political subdivision thereof and of any and all other governmental authorities; Provided that (i) the Company shall, on or before 120 days from the date hereof, dissolve ENCAR Tool & Die Co., Inc. and Allcraft Tool & Supply Co. Inc., (ii) the Company shall, on or before June 30, 1992 from the date hereof, merge Jardinay Manufacturing Company with and into the Company, and
(iii) the Company shall, on or before September 1, 1992, either (A) withdraw from the State of California or (B) re-establish its good standing in such state.

                 (k) Payment of Taxes. Pay and cause each Subsidiary to pay all real and personal property taxes, assessments and charges and all franchise, income, unemployment, old age benefit, withholding, sales and other taxes assessed against it, or payable by it, at such times and in such manner as to prevent any penalty from accruing or any lien or charge from attaching to its property, provided that it shall have the right to contest in good faith, by appropriate


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proceedings promptly initiated and diligently conducted, the validity, amount or imposition of any such tax and upon such good faith contest to delay or refuse payment thereof, if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor.

                 (1) Maintenance of Properties. Maintain and cause each Subsidiary to maintain and keep its properties in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals and replacements so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                 (m) Insurance. In addition to the insurance required to be maintained under paragraph 4(w) hereof, maintain and cause each Subsidiary to maintain, in insurance companies of recognized standing, insurance of types and in amounts usually maintained by similar companies in similar businesses.

                 (n) Remuneration. Pay and cause each Subsidiary to pay compensation, whether by way of salaries, bonuses, participations in pension or profit sharing plans, fees under management contracts or for professional services, to any of its officers, directors, employees or stockholders only in amounts which are not in excess of the greater of (i) existing employee compensation levels or (ii) reasonable compensation paid for similar services by similar businesses; it being understood, however, that nothing herein shall be deemed to imply that the Purchasers have determined that existing compensation levels are reasonable.

                 (o) Net Worth. At all times maintain Consolidated Tangible Net Worth in an amount at least equal to $22,000,000.

                 (p) New Working Capital. At all times maintain an excess of Consolidated Current Assets over Consolidated Current Liabilities at least equal to $18,000,000.

                 (q) Current Ratio. At all times maintain Consolidated Current Assets at an amount at least equal to 175% of Consolidated Current Liabilities.

                 (r) Notice of Default. Give the holders of the Notes prompt notice in writing of any condition or event which constitutes a default under paragraph 7 hereof, or which, after notice or lapse of time, or both, would constitute such a default.

                 (s) Exchange of Notes. At any time, at its expense, at your written request and upon surrender of a Note for such purpose, issue a new Note or Notes in exchange therefor in such denominations of at least $100,000 as shall be specified by the holder of the Note surrendered, in an aggregate principal amount equal to the then unpaid principal amount of the Note surrendered and substantially in the form of Exhibit A with appropriate insertions and variations, and bearing interest from the date to which interest has been paid on the Note surrendered.


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                  (t) Reference in Financials. Include, or cause to be included, a reference to the Notes, this Agreement and the Security Agreement in all annual audited financial statements of the company and any of its Subsidiaries for periods ending after the Closing Date which are furnished to stockholders, financial reporting services, creditors and prospective creditors.

                  (u) Board of Directors Meetings. If and so long as an Event of Default has occurred and is continuing, notify the holders of the Notes of all regular or special meetings of the Board of Directors of the Company and afford the holders of the Notes the right and opportunity to appoint up to a total of two representatives to attend any such meeting.

                  (v) Qualified Retirement Plans. Cause each qualified retirement plan of the Company or any of its Subsidiaries in which any employees of the Company or of any of its Subsidiaries participate that is subject to the provisions of ERISA and the documents and instruments governing each such plan to be conformed to when necessary and to be administered in a manner consistent with those provisions of ERISA which may, from time to time, become effective and operative with respect to such plan; and, if requested by the holders of the Notes in writing from time to time, furnish to the holders of the Notes a copy of any annual report with respect to each such plan that the Company files with the Internal Revenue Service pursuant to ERISA.

                  (w) Maintenance of Key-Man Insurance. Maintain existing "key-man" insurance (or obtain and maintain substitute "key-man" insurance) on the lives of Michael Paolercio and Anthony Paolercio, Jr. in an amount no less than $5,000,000 for each such person (provided that the amount of such insurance may be no less than $2,590,000 until August 1, 1992), all of the proceeds of which shall be payable to the Company.

                  (x) Maintenance of Security Agreement. Take all action necessary in order to perfect and to protect and maintain, the lien of the Security Agreement.

                  (y) Change of Control. Give the holders of the Notes notice within 30 days after there shall occur a Change of Control and, upon request of the holders of the Notes in writing given to the Company within 30 days after such notice, specifying a desire to have the Notes prepaid in full, prepay the Notes in full on or before 30 days after the giving of such notice, together with interest accrued and unpaid thereon.

         5. Negative Covenants. Reference is made to paragraph 12 hereof for definitions of certain capitalized terms used in this paragraph 5. The Company covenants and agrees that, so long as any amount shall remain unpaid on the Notes, it will not and will not permit any Subsidiary to:

                  (a) Permitted Indebtedness. Borrow money, issue evidences of indebtedness or create, assume, guarantee or become contingently liable for or suffer to exist any indebtedness (including, without limitation, Capitalized Lease Obligations) in addition to the Notes, except:


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


                     (i) Current Debt of the Company to banks or other similar financial institutions, which indebtedness is unsecured except as permitted by paragraph 5(i)(v) hereof;

                     (ii) the following types of Funded Debt:

                               (A) Capitalized Lease Obligations and Purchase
                     Money Obligations of the Company incurred after the Closing Date; and

                               (B) other Funded Debt of the Company incurred
                     after the Closing Date, which indebtedness shall be unsecured;

                     (iii) existing indebtedness and guaranties of the Company and its Subsidiaries set forth on Exhibit D hereto, provided that such indebtedness shall be repaid in accordance with its terms and with the schedule set forth in Exhibit D with no extension, renewal or other modification, provided, however, that indebtedness marked with an asterisk on Exhibit D shall be paid in full on or prior to the Closing Date from the proceeds of the sale of the Notes or from other capital resources of the Company;

                     (iv) indebtedness of Subsidiaries to the Company constituting general obligations of such Subsidiaries, incurred in connection with (A) gold consignment transactions or (B) financing of any accounts receivable of such Subsidiaries, in each case, so long as such indebtedness is not subordinated to any other indebtedness of such Subsidiaries;

                     (v) indebtedness of a Subsidiary acquired by the Company after the date hereof existing at the time of such acquisition;

                     (vi) amounts due by the Company to any consignor of fine gold in respect of the gold consigned by it to the Company; and

                     (vii) indebtedness or liabilities, other than for money borrowed, incurred or arising in the ordinary course of business;

         provided that immediately after giving effect to the incurrence of any Funded Debt described in clause (ii) above and to any concurrent transactions, Total Funded Debt (excluding current maturities) does not exceed 50% of Total Capitalization.

                     (b) Fixed Charge Coverage. If the ratio of Total Pretax Income Available for Fixed Charges to Total Fixed Charges for any fiscal year of the Company commencing with the fiscal year ending June 30, 1993 is less than 175%, Permit such ratio to be less than 175% for the following fiscal year; provided that in no event may the ratio of Total Pretax Income Available for

Fixed Charges to Total Fixed Charges be less than 150% for the fiscal year of the Company ending June 30, 1993.

                 (c) Permitted Investments. Purchase, or permit to exist investments in stock or securities of, or make or permit to exist loans or advances to, or other investments in, any person, firm or corporation (including investments in or loans or advances to any corporation proposed to be acquired or created as a Subsidiary), except:

                 (i) investments in direct obligations of the United States government maturing within one year of the date of acquisition;

                 (ii) certificates of deposit issued by banks incorporated in the United States having capital stock and surplus aggregating not less than $100,000,000 maturing within 365 days of the date of acquisition;

                 (iii) commercial paper rated A-1 or P-1 by recognized rating services maturing within 270 days of the date of acquisition;

                 (iv) Preferred stock rated aa or aaa by Moody's Investors Service, Inc. or given a comparable rating by Standard & Poor's, provided that any such investment can be liquidated without penalty on one day's notice;

                 (v) corporate, municipal, treasury or government agency bond funds rated Aaa or Aa by Moody's Investors Service or given a comparable rating by Standard & Poor's, provided that any such investment can be liquidated without penalty on one day's notice;

                 (vi) investments in companies which, upon the making of such investment will constitute Subsidiaries, provided that the aggregate amount of all such investments, valued at cost, together with the aggregate amount of all investments in Subsidiaries since December 15, 1987, does not exceed the sum of $6,000,000 plus 60% of the Unconsolidated Net Income of the Company accrued during the period from October 1, 1987 through the end of the most recently completed fiscal quarter preceding the date of calculation;

                 (vii) existing investments not otherwise permitted by this paragraph 5(c) and set forth in Exhibit E hereto, so long as such investment is not in default based on the terms in effect on the date hereof;

                 (viii) travel and expense advances of the Company and its Subsidiaries to their respective officers and employees in the ordinary course of business;

                 (ix) loans to Subsidiaries permitted by paragraph 5(a)(iv) hereof; and

                 (x) notes receivable of customers arising from transactions in the ordinary course of business.

                 (d) Subordination of Claims. Subordinate or permit to be subordinated any claim against, or obligation of another person, firm or corporation held or owned by it to any other claim against, or obligation of, such other person, firm or corporation.

                 (e) Sale of Assets. Sell, lease or otherwise dispose of all or any substantial part of its assets, provided that (i) any Subsidiary may sell, lease or otherwise dispose of all or a substantial part of its assets to the Company or another Subsidiary which is wholly-owned by the Company, (ii) the Company and its Subsidiaries may sell inventory in the ordinary course of business, and (iii) the Company may dispose of obsolete tangible personal property provided that the proceeds from the sale of such tangible personal property are reinvested in the Company. For purposes of this paragraph, the disposition in any twelve-month period of assets (excluding dispositions of inventory in the ordinary course of business) with a value of more than 10% of the consolidated assets of the Company and its Subsidiaries shall be deemed to be substantial.

                 (f) Merger and Consolidation. Merge or consolidate with or into any corporation provided that (i) any Subsidiary may be merged or consolidated with or into the Company (if the Company is the surviving corporation) or with or into another Subsidiary which is wholly-owned by the Company, and (ii) the Company may be merged with any corporation if (A) the Company is the surviving corporation, and (B) immediately following the merger and after giving effect thereto there shall exist no Event of Default or event which with the passage of time or the giving of notice, or both, would constitute an Event of Default and the Company would be able to incur at least $1 of additional Funded Debt pursuant to paragraph 5(a).

                 (g) Maintenance of Present Businesses. Substantially alter the nature of the business in which it is presently engaged, nor purchase or invest, directly or indirectly, in any substantial amount of assets or property other than assets or property useful and to be used in its business as presently conducted.

                 (h) Transactions with Affiliates. Except on terms no less favorable to the Company than would be obtainable if no such relationship existed, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with any Affiliate; provided, however, that nothing herein shall prohibit the Company from consigning gold to its Subsidiaries without charging any fees or interest therefor.

                 (i) Permitted Liens. Create, assume or suffer to exist any mortgage, pledge, encumbrance, lien, security interest or charge of any kind, whether presently effective, springing, conditional or contingent (including any charge upon property purchased under conditional sales contracts, title retention agreements or other purchase money security interests or under leases constituting Capitalized Lease Obligations) upon any of its property or assets, whether now owned or hereafter acquired, except the Security Agreement and:

                      (i) liens securing Purchase Money Obligations or Capitalized Lease Obligations permitted by paragraph 5(a)(ii)(A) hereof, provided that (A) the indebtedness secured by any such lien does not exceed 100% of the lesser of (x) the cost of the assets acquired subject thereto or improved thereby, or (y) the fair market value of such assets or improvement at the time of incurrence, (B) such lien does not encumber any property of the Company or any Subsidiary other than the assets acquired subject thereto, and (C) the aggregate principal amount of the indebtedness secured by such liens does not exceed 15% of Consolidated Tangible Net Worth;

                      (ii) presently existing liens described in Exhibit D hereto securing indebtedness permitted by paragraph 5(a)(iii) hereof, provided, however, that (A) the liens on page 1 of Exhibit D to the State of New York Department of Taxation shall be removed on or before September 1, 1992 and (B) the liens securing indebtedness marked with a double asterisk (**) on Exhibit D shall be released on the Closing Date;

                      (iii) liens on assets of the Subsidiaries securing indebtedness to the Company permitted by paragraph 5(a)(iv) hereof;

                      (iv) liens on consigned gold, inventory and cash proceeds (but not other proceeds) thereof of the Company securing indebtedness permitted by paragraph 5(a)(vi) hereof; and, so long as the Security Agreement is in effect and provided the consignor has entered into an intercreditor agreement in form and substance satisfactory to the holders of the Notes, liens on other assets of the Company securing indebtedness permitted by paragraph 5(a)(vi); provided, however, that in no event may any lien extend to assets of the Company which are not subject to the lien of the Security Agreement; Provided further, however, that pending consummation of the merger of Jardinay Manufacturing Corporation into the Company (which, Pursuant to paragraph 4(j) hereof, must be effected by June 30, 1992), the existing liens on Jardinay Manufacturing Company assets held by gold consignors may remain until June 30, 1992.

                      (v) so long as the Security Agreement is in effect and provided the lender has entered into an intercreditor agreement in form and substance satisfactory to the holders of the Notes, liens on accounts receivable and other assets of the Company securing Current Debt of the Company permitted by paragraph 5(a)(i) hereof; provided, however, that (A) no such lien shall extend to assets of the Company which are not subject to the lien of the Security Agreement; and (B) the aggregate amount of all such Current Debt (excluding the current portion of Funded Debt) so secured shall at no time exceed $5,000,000;

                      (vi) liens for taxes not yet due or which are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor; and

                      (vii) other liens, charges or encumbrances incidental to the conduct of its business or the ownership of its property which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business.

                  (j) Dividends. Pay any Dividends, except that:

                      (i) any Subsidiary may pay Dividends to the Company or another Subsidiary which is wholly owned by the Company; and

                      (ii) the Company may make pay Dividends, provided that (A) there shall exist at the time of such payment no Event of Default hereunder and no event which with the passage of time or the giving of notice or both, would constitute such an Event of Default, and (B) the aggregate amount of all such Dividends by the Company from and after the date hereof shall not exceed an amount calculated by either (1) (if the Cumulative Consolidated Net Income (Loss) of the Company on the date of such payment is an income amount) adding an amount equal to 50% of such Cumulative Consolidated Net Income to the Base Amount or (2) (if the Cumulative Consolidated Net Income (Loss) on the date of payment is a loss amount) substracting 100% of such Cumulative Consolidated Net Loss from the Base Amount.

         6. Conditions Precedent. The obligation of the Purchasers to purchase the Notes, as provided in paragraph 1 hereof, shall be subject to the accuracy of all of the representations herein contained and to the satisfaction, on or before the Closing Date, of the following conditions:

                  (a) The Purchasers shall have received from Benesch, Friedlander, Coplan & Aronoff, counsel for the Company, a favorable opinion in form and substance satisfactory to the Purchaser as to all matters set forth in Exhibit F hereto, and as to all such other matters incident to the transaction herein as the Purchasers may reasonably request.

                  (b) The Purchasers shall have received from their special counsel, Faegre & Benson, a favorable opinion in form and substance satisfactory to the Purchasers, as to such matters incident to the transaction herein contemplated as the Purchasers may reasonably request.

                  (c) The representations and warranties contained in paragraph 3 hereof shall be true and correct as of the Closing Date; the Company shall not be in default with respect to any of the provisions hereof; there shall exist no event which, with the passage of time or the giving of notice, or both, would constitute such a default; the Company shall not have suffered a substantial adverse change in financial condition; and there shall exist no material action, suit or proceeding pending, or to the knowledge of the Company, threatened, against the Company; and the Company shall have delivered to the Purchasers a certificate signed by a responsible officer of the Company to such effects.

                  (d) The Purchasers shall have received a Uniform Commercial Code search against the Company from New York and every other state in which assets of the Company or any of its Subsidiaries are located, as of a date no more than thirty days prior to the Closing Date, certified by a reporting service satisfactory to the Purchasers, and disclosing no security interests against such property other than the security interests permitted under paragraph 5(i) hereof.

                  (e) The Purchasers shall have received executed releases releasing all security interests not permitted hereby.

                  (f) The Purchasers shall have received an executed intercreditor agreement from the Company's existing term loan lenders and gold consignors.

                  (g) All proceedings to be taken in connection with the transaction contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel and the Purchasers shall have received copies of all documents which they may reasonably request.

         7. Defaults. If one or more Events of Default shall occur, that is to say, if

                  (a) default shall be made in the punctual payment of the principal of any of the Notes or any installment thereof and such default shall have continued for a period of two days; or

                  (b) default shall be made in the punctual payment of any interest on any of the Notes and such default shall have continued for a period of seven days; or

                  (c) the Company or any Subsidiary defaults in any payment of principal of or interest on any other obligation or obligations for borrowed money having an aggregate original principal amount in excess of $100,000 beyond any period of grace provided with respect thereto or in the performance of any other agreement, term or condition contained in any agreement under which any such obligations are created, or if any other default shall occur under any such agreement, if the effect of such default is to cause, or permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity; or

                  (d) an order for relief shall be entered in any federal bankruptcy proceeding in which the Company or any Subsidiary is the debtor; or bankruptcy, receivership, insolvency, reorganization, relief, dissolution, liquidation or other similar proceedings shall be instituted by or against the Company or any Subsidiary or all or any part of the property of the Company or any Subsidiary under the Federal Bankruptcy Code or any other law of the United States or any bankruptcy or insolvency law of any state of competent jurisdiction unless, if such proceedings are instituted against the Company or any Subsidiary, such proceedings are dismissed and discharged within sixty (60) days after they are instituted; or

                  (e) the Company or any Subsidiary shall have become insolvent or unable to pay its debts as they mature, cease doing business as a going concern (except that any Subsidiary may cease doing business as a going concern pursuant to a transaction permitted under paragraph 5(f) hereof), make an assignment for the benefit of creditors, admit in writing its inability to pay its debts as they become due, or if a trustee, receiver or liquidator shall be appointed for the Company or any Subsidiary, or for any substantial portion of the assets of the Company or any Subsidiary, and such appointment shall not be vacated within sixty (60) days; or

                  (f) default shall be made in the performance or observance of any covenant contained in paragraph 5 of this Agreement; or

                  (g) default shall be made in the performance or observance of any other of the terms, covenants or conditions of this Agreement and such default shall continue for a period of thirty days after written notice thereof shall have been given by the holders of the Notes to the Company; or

                  (h) there shall occur an Event of Default under the Security Agreement; or

                  (i) if any representation or warranty contained in this Agreement or in any other document supplied to the holders of the Notes by the Company in connection with this transaction proves to be false as of the time made, then the holders of at least two-thirds of the principal amount of the Notes may at their option, by notice in writing to the Company, declare the Note to be forthwith due and payable and thereupon the Notes shall be and become due and payable, together with interest accrued thereon (provided that if an Event of Default results from the filing of a voluntary petition in any bankruptcy proceeding or the filing of an involuntary petition in any bankruptcy proceeding which is not dismissed and discharged within 60 days, the Notes thereupon shall immediately become due and payable, with interest accrued thereon, without any notice from the holders of the Notes or otherwise), and the holders of the Notes may take any action or proceeding at law or in equity which they deem advisable for the protection of their interests to collect and enforce payment, and the Company shall pay all expenses, court costs and reasonable attorneys' fees incurred in connection with or arising out of any default hereunder.

         8. Payments on and Registration and Transfer of Notes. The Company agrees that it will make payment of the principal and the interest on the Notes by wire transfer of immediately available federal funds to each of the Purchasers at its payment address listed on Appendix I hereto, with sufficient information to identify the source and application of funds, or to such other account or in such other manner as the holder of a Note may from time to time specify by notice in writing to the Company, without presentment of the Notes and without the rendering of any bills therefor. The Company shall keep at its principal office a register in which the Company shall provide for the registration of the Notes and of transfers of the Notes (the "Note Register"). Upon surrender of any Note for transfer at the office of the Company, the Company shall execute and deliver in the name of the designated transferee a new
Note in a principal amount equal to the unpaid principal amount of, and dated the date to which interest has been paid on, the Note so surrendered. When a Note shall be presented or surrendered for transfer it shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder thereof or its attorney duly authorized in writing. The Company may treat the person in whose name a Note is registered on the Note Register as the owner of the Note for the purpose of receiving payment of principal of, and interest on, the Note and for all other purposes and the Company shall not be affected by notice to the contrary.

         9. Expenses. The Company agrees, whether or not the purchase of the Notes herein contemplated shall be completed, to pay and save the Purchasers harmless against liability for the payment of all out-of-pocket expenses arising in connection with this transaction, including any documentary stamp taxes (and including interest and penalties, if any), which may be determined to be due and payable with respect to the execution and delivery of the Notes, and the reasonable fees and expenses of counsel to the Purchasers and any travel expenses incurred by the Purchasers' counsel. The Company also agrees to pay, and to save the holders of the Notes harmless against liability for the payment of, the reasonable fees and expenses of counsel to the holders of the Notes in connection with any documentation and related services arising after the Closing Date in connection with the preparation of waivers or amendments of any provisions of this Agreement, the Security Agreement or the Notes. In addition, the Company agrees to pay, and to save the holders of the Notes harmless against, any loss, claim or damage (including all costs, expenses and reasonable attorneys' fees) arising from any claim of any person claiming by, under or through the Company for brokerage or finders fees in connection with the transaction contemplated by this Agreement.

         10. Notices; Pro Rata Payments; Amendments and Consents.

                  (a) Notices. All notices, certificates, requests, statements and other documents required or permitted to be delivered to the Purchasers or the holders of the Notes by any provision hereof shall be delivered to each registered holder of any Notes, except that financial statements and other documents provided for in paragraphs 4(e) and 4(f) hereof need not be delivered to any holder holding less than $500,000 of the principal amount of the Notes (other than the Purchasers).

                  (b) Pro Rata Payments. All interest Payments and payments or prepayments of principal shall be made and applied pro rata on all Notes outstanding in accordance with the respective unpaid principal amounts thereof.

                  (c) Amendments and Consents. The registered holder or holders of at least two-thirds of the unpaid principal amount of the Notes at the time outstanding may by agreement with the Company amend this Agreement, and any consent, notice, demand or request required or permitted to be given by the Purchasers or the holders of the Notes by any provision hereof shall be sufficient if given by the holder or holders of at least two-thirds of the unpaid principal amount of Notes at the time outstanding, except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall extend the maturity of any Note, or reduce the rate of interest or any premium payable with respect to any Note, or affect the amount of any required pre-payments, or reduce the proportion of the principal amount of the Notes required with respect to any consent.

         11. Investment Purpose; Confidentiality.

                  (a) Each of the Purchasers represents and warrants to the Company that:

                           (i) It is acquiring the Note to be purchased by it for its own account for investment and not with the view to resale in connection with any distribution thereof, nor with any present intention of resale in connection with any distribution thereof, it being understood, however, that the disposition of the property of the Purchasers shall at all times be within their control.

                           (ii) It understands that the Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Act"), by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Act; and that the Note held by it will not be sold, offered for sale, transferred, pledged or hypothecated by the Purchaser, unless such sale, offer of sale, transfer, pledge or hypothecation is pursuant to an effective registration statement covering such Note and filed in accordance with the Act or is exempt from such registration.

                           (iii) It has had access to all material information requested by it or its counsel from the Company concerning the business and financial condition of the Company; and it has had the opportunity to ask questions of officers of the Company.

                  (b) Each of the Purchasers hereby agrees that it will not disclose the information contained in any financial statements or reports received by it pursuant to this Agreement to any person other than other Purchasers, persons who the Purchasers believe in good faith to be interested in purchasing a portion of the Notes, and persons at Washington Square Capital, Inc., except to the extent that such information can be shown to be previously known to the Purchasers, in the public domain or later acquired by a Purchaser from other legitimate sources and except to the extent required by law or regulatory authority.

         12. Definitions. For purposes of this Agreement the following terms shall have the following meanings:

                  "Affiliate" shall mean (i) any director, officer or employee of the Company or any Subsidiary, or (ii) any person who, directly or indirectly, either individually or together with his spouse, lineal descendants and ascendants and brothers and sisters by blood or adoption or spouses of such descendants, ascendants, brothers and sisters, beneficially owns 5% or more of the voting stock of the Company, or (iii) any company in which any person described in (i) or (ii) above owns a 5% or greater equity interest.

                  "Base Amount" shall mean $1,000,000.

                  "Capitalized Lease Obligations" shall mean obligations under leases that are required to be capitalized under generally accepted accounting principles.

                  "Change of Control" shall mean any of the following occurrences: (i) the stockholders of the Company shall approve a merger, consolidation, statutory share exchange, reorganization or similar transaction whereby the Company would become a subsidiary of, or would be merged or consolidated with or into, another entity; or the stockholders of the Company approve the sale or transfer of all or substantially all of the assets of the Company to any person or entity; in each case unless all or substantially all of the individuals and entities who were the beneficial owners of the voting shares of the Company immediately prior to such transaction beneficially own, directly or indirectly, shares or other indicia of ownership constituting 50% or more of the voting power of such other person or entity; or (ii) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934), or persons acting together or in concert (other than Michael Paolercio, Anthony Paolercio, Jr., George Weisz or Isaac Nussen), is or becomes, the "beneficial owner" (as defined in Rule 13(d) of the Securities Exchange Act of 1934) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or
(iii) individuals who, as of May 15, 1992, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided, however, that any individual becoming a director subsequent to May 15, 1990 whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were, and shall continue to be, a member of the Incumbent Board for purposes of this definition (but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents).

                  "Closing Date" shall have the meaning set forth in paragraph l(a) hereof.

                  "Company" shall have the meaning set forth in the preamble to this Agreement.

                  "Consolidated Current Assets" shall mean, as of any date, the consolidated current assets of the Company and its Subsidiaries determined in accordance with generally accepted accounting principles consistent with those followed in preparation of the financial statements referred to in paragraph 3(e).

                  "Consolidated Current Liabilities" shall mean, as of any date, consolidated current liabilities of the Company and its Subsidiaries (including the current portion of Funded Debt) determined in accordance with generally accepted accounting principles consistent with those followed in preparation of the financial statements referred to in paragraph 3(e).

                  "Consolidated Net Income (Loss)" for any period shall mean the net after-tax income (or net loss) of the Company and its Subsidiaries determined in accordance with generally accepted accounting principles consistent with those followed in preparation of the financial statements referred to in paragraph 3(e).

                  "Consolidated Tangible Net Worth" shall mean stockholders' equity of the Company and its Subsidiaries on a consolidated basis, less the value of Intangible Assets acquired after March 31, 1992.

                  "Cumulative Consolidated Net Income (Loss)" as of any date shall mean the Consolidated Net Income (Loss) of the Company accrued during the period from July 1, 1992 through the end of the most recently completed fiscal quarter preceding the date of calculation.

                  "Current Debt" shall mean any obligation for borrowed money or for the acquisition of property or assets payable one year or less from the date of its creation and not renewable or extendible without the consent of the lender; provided that indebtedness for borrowed money outstanding under a revolving credit or similar agreement which allows the borrower to borrow sums and repay all or a portion of such borrowings from time to time shall constitute Current Debt even though such agreement obligates the lender or lenders to extend credit over a period of more than one year.

                  "Dividends" shall mean any distribution on account of any class of capital stock of the Company or any Subsidiary (except dividends payable in the stock of the corporation making the distribution), or the redemption, purchase or other acquisition, directly or indirectly, by any such corporation of any of its stock or any warrant or option to purchase such stock.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and the regulations adopted pursuant thereto.

                  "Event of Default" shall have the meaning set forth in paragraph 7 hereof.

                  "Formula Yield Percentage" shall mean, in connection with any voluntary prepayment of the Notes, the Treasury Yield Percentage plus .50%.

                  "Funded Debt" shall mean any obligation for borrowed money or for the acquisition of property or assets payable more than one year from the date of its creation or which may be renewed at the option of the obligor for a period or periods aggregating more than one year from the date of its creation.

                  "Intangible Assets" shall mean the excess of the purchase price of acquired businesses over the fair market value of the tangible net assets constituting a part of such acquired businesses, other items of goodwill and all other items properly classified as intangible, all as determined in accordance with generally accepted accounting principles consistent with those followed in preparation of the financial statements referred to in paragraph 3(e).

                  "Margin Stock" shall have the meaning ascribed to that term in
Section 207.2(i) of Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve Board.

                  "Note Register" shall have the meaning set forth in Paragraph 8 hereof.

                  "Note or Notes" shall have the meaning set forth in paragraph l(a) hereof.

                  "Purchase Money Obligations" shall mean indebtedness incurred in connection with the acquisition or improvement of property, plant and equipment, which indebtedness is secured by purchase money security interests or purchase money mortgages upon the property so acquired or improved. Indebtedness shall be deemed to be incurred "in connection with" the acquisition or improvement of property, plant or equipment if it is created within twelve months of the acquisition or improvement of such property, plant or equipment.

                  "Purchaser" shall have the meaning set forth in the preamble to this Agreement.

                  "Statistical Release" shall mean, as of any date, (i) the Federal Reserve Statistical Release (Form H.15(519) -- Selected Interest Rates), or (ii) if such release is not then published, any Federal Reserve Board release comparable thereto, or (iii) if a Federal Reserve Board release comparable thereto is not then published, any official publication or release of any other United States Government department or agency comparable thereto.

                  "Subsidiary" or "Subsidiaries" shall mean the corporation(s) noted on Exhibit B hereto and any corporation 80% of the outstanding capital stock of every class of which is hereafter directly or indirectly owned by the Company.

                  "Total Capitalization" shall mean the sum of (i) Consolidated Tangible Net Worth and (ii) Total Funded Debt.

                  "Total Fixed Charges" for any fiscal year shall mean all interest and rental deducted in computing consolidated net income of the Company and its Subsidiaries for such fiscal year, determined in accordance with generally accepted accounting principles consistent with those followed in preparation of the financial statements referred to in paragraph 3(e).

                  "Total Funded Debt" shall mean Funded Debt of the Company and its Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles.

                  "Total Pretax Income Available for Fixed Charges" for any fiscal year shall mean consolidated net income of the Company and its Subsidiaries, before income taxes, for such period, determined in accordance with generally accepted accounting principles consistent with those followed in preparation of the financial statements referred to in Paragraph 3(e), plus Total Fixed Charges for said fiscal year plus compensation expenses. For purposes of this definition, the term "compensation expenses" shall mean (i) all compensation expenses attributable to compensation paid in kind by the issuance of the Company's Common Stock, including without limitation Common Stock issued pursuant to letter agreements between the Company and each of George Weisz and Isaac Nussen dated June 28, 1990 (the "Letter Agreements") and (ii) the amortization of a $2,100,000 cash payment made to George Weisz and Isaac Nussen pursuant to the Letter Agreements.

                  "Treasury Yield Percentage" shall mean, as of any date, (i) the most recent weekly average yield on actively traded U.S. Treasury obligations having a constant maturity equal to the weighted average life of the principal and interest on the Notes being prepaid as determined by reference to the week-ending figures published in the most recent Statistical Release which shall have become available at least two business days prior to the date fixed for prepayment, or (ii) if a Statistical Release is not then published, the arithmetic average (rounded to the nearest .01%) of the per annum yields to maturity for each business day during the week ending at least two business days prior to the date as of which such determination is made, of all the issues of actively traded marketable United States Treasury fixed interest rate securities with a constant maturity equal to, or not more than 30 days longer or 30 days shorter than the weighted average life of the principal and interest of the Notes being prepaid (excluding all such securities which can be surrendered at the option of the holder at face value in payment of any Federal estate tax, which provide for tax benefits to the holder or which were issued at substantial discount), as published in The Wall Street Journal or, if The Wall Street Journal shall cease such publication, based on average asked prices (or yields) as quoted by each of three United States government securities dealers of recognized national standing selected by the holders of the Notes. If the weighted average life of the principal and interest of the Notes being prepaid is not equal to the constant maturity of a U.S. Treasury obligation for which a weekly average yield is published or quoted, the Treasury Yield Percentage shall be calculated by linear interpolation (to the nearest one-twelfth of a year) from the most recent weekly average yields of actively traded U.S. Treasury obligations for which such yields are published or quoted; provided, however, that if the weighted average life of the principal and interest on the Notes being prepaid is less than one year, the Treasury Yield Percentage shall equal the most recent weekly average yield Published or quoted on actively traded U.S. Treasury obligations with a constant maturity of one year.

                  "Unconsolidated Net Income" as to any person for any period shall mean the net after-tax income of such person on an unconsolidated basis determined in accordance with generally accepted accounting principles consistent with those followed in the preparation of the financial statements referred to in paragraph 3(e).

         13. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

         14. Successors and Assigns. All covenants and agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

         15. Notices. All communications provided for hereunder shall be sent by first class mail, personal delivery or overnight courier service and, if to the Purchasers, addressed to the Purchasers at their respective notice address listed on Appendix I hereto, and, if to the Company, addressed to Michael Anthony Jewelers, Inc., 115 South MacQuesten Parkway, Mount Vernon, New York 10550, Attention: Allan Corn or to such other address with respect to any of the parties as such party shall notify the others in writing. The Purchasers shall endeavor to send a copy of any notice sent to the Company to Michael K. L. Wager, Benesch, Friedlander, Coplan & Aronoff, 88 East Broad Street, Suite 900, Columbus, Ohio 43215, but failure to send such copy shall not invalidate the notice sent to the Company.

         16. Governing Law. This Agreement is being delivered and is intended to be performed in the State of Minnesota and shall be construed and enforced in accordance with the laws of such State.

         17. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

         If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the undersigned, whereupon this letter shall become a binding agreement between the Purchasers and the undersigned.

                                Very truly yours,

                                MICHAEL ANTHONY JEWELERS, INC.

                                By: /s/ ALLAN CORN
                                    -------------------------------
                                    Its: Chief Financial Officer

                                And /s/ MICHAEL WAGER
                                    -------------------------------
                                    Its: Secretary

The foregoing Agreement is accepted as of the date first above written.

NORTHERN LIFE INSURANCE COMPANY              $3,500,000 8.61% Senior Note of
                                             Michael Anthony Jewelers, Inc.

By: /s/ GARY L. JACOBSON
    ------------------------------
    Its: Assistant Treasurer


ROYAL MACCABEES LIFE INSURANCE               $3,000,000 8.61% Senior
     COMPANY                                 Note of Michael Anthony
                                             Jewelers, Inc.
By: /s/ JOHN F. MCCORMICK
    ------------------------------
    Its: Vice President

THE NORTH ATLANTIC LIFE INSURANCE            $1,000,000 8.61% Senior
     COMPANY OF AMERICA                      Note of Michael Anthony
                                             Jewelers, Inc.
By: /s/ GARY L. JACOBSON
    ------------------------------
    Its: Assistant Treasurer


FARM BUREAU LIFE INSURANCE COMPANY           $1,000,000 8.61% Senior
  OF MICHIGAN                                Note of Michael Anthony
                                             Jewelers, Inc.
By: /s/ STEVEN R. HARKNESS
    ------------------------------
    Its: Portfolio Manager


FB ANNUITY COMPANY                           $1,000,000 8.61% Senior Note of
                                             Michael Anthony Jewelers, Inc.

By: /s/ STEVEN R. HARKNESS
    ------------------------------
    Its: Portfolio Manager


FARM BUREAU MUTUAL INSURANCE                 $500,000 8.61% Senior
     COMPANY OF MICHIGAN                     Note of Michael Anthony
                                             Jewelers, Inc.
By: /s/ STEVEN R. HARKNESS
    ------------------------------
    Its: Portfolio Manager